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                    RECEIVABLES PURCHASE AGREEMENT


                                between


                             MCRAE'S, INC.

                        as Seller and Servicer


                                  and


                    PROFFITT'S CREDIT CORPORATION,

                             as Purchaser




                     Dated as of January 15, 1997



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                    RECEIVABLES PURCHASE AGREEMENT


          This RECEIVABLES PURCHASE AGREEMENT, dated as of January 15, 1997 (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), between MCRAE'S, INC., a Mississippi corporation, as seller (the "Seller") and as servicer (in such capacity, the "Servicer"), and PROFFITT'S CREDIT CORPORATION, a Nevada corporation, as purchaser (the "Purchaser").


                         W I T N E S S E T H :


          WHEREAS, the Purchaser desires to purchase from time to time certain accounts receivable existing on the Closing Date and acquired or generated thereafter in the normal course of the Seller's business pursuant to certain revolving consumer credit card accounts;

          WHEREAS, the Seller desires to sell and assign from time to time such certain accounts receivable to the Purchaser upon the terms and conditions hereinafter set forth;

          WHEREAS, the Servicer has agreed to service the accounts receivable sold to the Purchaser by the Seller hereunder;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:

                               ARTICLE I

                              DEFINITIONS

          SECTION 1.1. Definitions. All capitalized terms used herein shall have the meanings specified herein or, if not so specified, the meaning specified in, or incorporated by reference into, the Transfer Agreement, and shall include in the singular number the plural and in the plural number the singular:

          "Advance" shall have the meaning specified in Section
3.2(a).

          "Agent" shall mean NationsBank, N.A., as agent on behalf of Enterprise and the Bank Investors pursuant to the Transfer Agreement.

          "Bank Investors" shall have the meaning specified in the Transfer Agreement.

          "Closing Date" shall mean January 16, 1997.

          "Eligible Receivable" shall have the meaning specified in the Transfer Agreement.

          "Enterprise" shall mean Enterprise Funding Corporation, a Delaware corporation, and its successors and assigns.

          "Event of Bankruptcy" shall have the meaning specified in the Transfer Agreement.

          "McRae's" shall mean McRae's, Inc., a Mississippi corporation, and its successors and assigns.

          "McRae's of Alabama Purchase Agreement" shall mean that certain Receivables Purchase Agreement dated as of January 27, 1993, by and between McRae's, Inc. and McRae's of Alabama, Inc., an Alabama corporation, as the same has been amended, modified and supplemented to the date hereof.

          "Outstanding Principal Balance" shall have the meaning specified in the Transfer Agreement.

          "Purchase Date" shall have the meaning assigned in Section 3.2(b) hereof.

          "Purchase Rate" shall mean the percentage equivalent of the decimal representation of the following expression:

     (1.00 + APY) minus (BDA + SF + PCF + OE + RF)

where:

     APY = average portfolio yield of the Seller (expressed as the decimal equivalent of a percentage) as reasonably determined over the preceding twelve months (or such other period reasonably determined by the Purchaser);

     BDA = an allowance for bad debts, based on, among other relevant factors, historical rates for the previous twelve months (or such other period reasonably determined by the Purchaser);

     SF  =     a Servicer fee equal to 2.00% per annum;

     PCF = the Purchaser's cost of funds, as calculated from time to time, equal to the sum of (i) the product of the Maximum Buyers' Percentage multiplied by the prime rate (as published in the Money Rates Section of The Wall Street Journal) plus (ii) the product of (x) 20% (to be adjusted from time to time based on changes to the Purchaser's reasonably estimated marginal cost of funds) multiplied by (y) the sum of one minus the Maxi-mum Buyers' Percentage;

     OE  =     the percentage equivalent of the fraction the numerator
               of which is the Purchaser's annualized estimate of projected operating expenses for the next twelve months and the denominator of which is the estimated
               Outstanding Principal Balance of Receivables expected to be sold in the next twelve months; and

     RF  =     a contingency risk factor based on industry and
               economic considerations, as determined by the Purchaser in its reasonable discretion and as agreed upon between the Purchaser and the Seller.

          "Purchase Period" shall mean, with respect to Receivables sold by the Seller to the Purchaser after the Closing Date, the Collection Period reported upon in the most recent Investor Report delivered after the Closing Date.

          "Purchase Price" shall have the meaning set forth in Section
3.1 hereof.

          "Purchaser" shall mean Proffitt's Credit Corporation, a
Nevada corporation, and its successors and assigns.

          "Receivable" shall mean, for purposes of this Agreement, the indebtedness owed to the Seller by any Obligor under an Account (whether such Account is in existence as of the Closing Date or there-after created), whether constituting an account, chattel paper, in-strument or general intangible, arising in connection with the sale of merchandise or services, and which, in all cases shall include, the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto.

          "Related Security" shall have the meaning specified in the Transfer Agreement.

          "Relevant UCC" shall mean the Uniform Commercial Code as in effect in the States of New York and Mississippi, as applicable.

          "Secured Obligations" shall have the meaning set forth in
Section 2.1(d) hereof.

          "Servicer" shall mean McRae's.

          "Subordinated Note" shall have the meaning specified in
Section 3.2(b).

          "Termination Date" shall have the meaning specified in
Section 8.1.

          "Transfer Agreement" shall mean the Transfer and Administration Agreement, dated as of January 15, 1997, by and among the Purchaser, McRae's, Inc., as Servicer, Proffitt's, Inc., as Servicer Guarantor, Enterprise Funding Corporation and NationsBank N.A., as Agent and Bank Investor, as such agreement may be amended, modified or supplemented from time to time.

          SECTION 1.2.  Other Terms.  All accounting terms not
specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the Relevant UCC, and not specifically defined herein, are used herein as defined in such Article 9.

          SECTION 1.3. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."



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                              ARTICLE II

           PURCHASE, CONVEYANCE AND SERVICING OF RECEIVABLES

          SECTION 2.1. Sale. (a) Upon the terms and subject to the conditions set forth herein, the Seller hereby sells, assigns, transfers and conveys to the Purchaser, and the Purchaser hereby purchases from the Seller, on the terms and subject to the conditions specifically set forth herein, all of the Seller's right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables outstanding on the Closing Date and thereafter owned by the Seller, through any Termination Date (but not thereafter), to-gether with all Related Security and Collections with respect thereto and all proceeds of the foregoing. The foregoing sale, assignment, transfer and conveyance does not constitute an assumption by the Purchaser of any obligations of the Seller or any other Person to Obligors or to any other Person in connection with the Receivables or under any Related Security, Account Agreement or other agreement and instrument relating to the Receivables. With respect to Receivables sold by the Seller on the Closing Date, such Receivables shall be deemed to be all the Receivables of the Seller that exist as of the close of business on the Cut-Off Date. With respect to Receivables sold by the Seller after the Closing Date, such Receivables shall be deemed to be all the Receivables created after the close of business on the Cut-Off Date.

          (b) In connection with the foregoing sale, the Seller agrees to record and file on or prior to the Closing Date, at its own expense, a financing statement or statements with respect to the Receivables and the other property described in Section 2.1(a) sold by the Seller hereunder meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of the Purchaser created hereby under the Relevant UCC (subject, in the case of Related Security constituting returned inventory, to the applicable provisions of Section 9-306 of the Relevant UCC) against all creditors of and purchasers from the Seller, and to deliver either the originals of such financing state-ments or a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser on the Closing Date.

          (c) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Purchaser may reasonably request in order to perfect or protect the interest of the Purchaser in the Receivables purchased hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Seller will, in order to accurately re-flect this purchase and sale transaction, execute and file such financing or continuation statements or amendments thereto or assign-ments thereof (as permitted pursuant hereto) as may be requested by the Purchaser, and upon the request of the Purchaser, mark its master data processing records and other documents with a legend describing the purchase by the Purchaser of the Receivables and the subsequent transfer thereof to the Agent pursuant to the Transfer Agreement and stating "THE RECEIVABLES IN THESE FILES HAVE BEEN ACQUIRED BY AND CONVEYED TO PROFFITT'S CREDIT CORPORATION AND AN INTEREST THEREIN HAS BEEN ASSIGNED TO NATIONSBANK, N.A., AS AGENT, FOR THE BENEFIT OF ENTERPRISE FUNDING CORPORATION AND THOSE CERTAIN BANK INVESTORS PURSUANT TO THE TRANSFER AND ADMINISTRATION AGREEMENT DATED AS OF JANUARY 15, 1997, AS AMENDED FROM TIME TO TIME, AMONG PROFFITT'S CREDIT CORPORATION, NATIONSBANK, N.A., ENTERPRISE FUNDING CORPORATION AND THE OTHER SIGNATORIES NAMED THEREIN." The Seller shall, upon re-quest of the Purchaser, obtain such additional search reports as the Purchaser shall request. To the fullest extent permitted by appli-cable law, the Purchaser shall be permitted to sign and file continua-tion statements and amendments thereto and assignments thereof without the Seller's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

          (d) It is the express intent of the Seller and the Purchaser that the conveyance of the Receivables by the Seller to the Purchaser pursuant to this Agreement be construed as a sale of such Receivables by the Seller to the Purchaser. Further, it is not the intention of the Seller and the Purchaser that such conveyance be deemed a grant of a security interest in the Receivables by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the express intent of the parties, the Receivables are construed to constitute property of the Seller, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the Relevant UCC; and
(ii) the conveyance by the Seller provided for in this Agreement shall be deemed to be, and the Seller hereby grants to the Purchaser, a security interest in, to and under all of the Seller's right, title and interest in, to and under the Receivables outstanding on the Clos-ing Date and thereafter owned by the Seller, together with all Related Security and Collections with respect thereto and all proceeds of the foregoing, to secure the rights of the Purchaser set forth in this Agreement or as may be determined in connection therewith by applicable law (collectively, the "Secured Obligations"). The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Receiv-ables, such security interest would be deemed to be a perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement.

          SECTION 2.2. Servicing of Receivables. The servicing, administering and collection of the Receivables shall be conducted by McRae's, which hereby agrees to perform, take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations and with the care and diligence which McRae's employs in servicing similar receivables for its own account, in accordance with the Credit Guidelines. With the consent of the Agent and the Purchaser, McRae's may delegate certain functions to Proffitt's, however, no such delegation shall relieve McRae's of its obligations hereunder. The Purchaser hereby appoints the Servicer as its agent to enforce the Purchaser's rights and interests in, to and under the Receivables, the Related Security and the Collections with respect thereto. The Servicer shall hold in trust for the Purchaser, in accordance with its interests, all Records which evidence or relate to the Receivables or Related Security, Collections and proceeds with respect thereto. Notwithstanding anything to the contrary contained herein, from and after the occurrence of a Termination Event or a Servicer Default (each as defined in the Transfer Agreement), the Agent or Enterprise, shall have the absolute and unlimited right to terminate the McRae's servicing activities described in this Section
2.2. In consideration of the foregoing, the Purchaser agrees to pay the Servicer a servicing fee of 2.00% per annum on the aggregate Out-standing Principal Balance of Receivables sold, payable monthly, for its performance of the duties and obligations described in this
Section 2.2; provided that any such monthly payment shall be reduced by any amounts payable in such month by Enterprise or the Bank Investors to the Servicer, in its capacity as Servicer pursuant to the Transfer Agreement.



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                              ARTICLE III

                CONSIDERATION AND PAYMENT; RECEIVABLES

          SECTION 3.1. Purchase Price. (a) The Purchase Price for the Receivables and related property conveyed on the Closing Date to the Purchaser by the Seller under this Agreement shall be a dollar amount equal to the product of (i) the aggregate Outstanding Principal Balance of the Receivables as of the Cut-Off Date, as reflected on the Cycle Certificate delivered on the Closing Date and (ii) the Purchase Rate.

     The Purchase Price for the Receivables and related property conveyed on any date after the Closing Date shall be the dollar amount equal to the product of (i) the aggregate Outstanding Principal Balance of the Receivables sold during the applicable Purchase Period as reflected in the applicable Investor Report and (ii) the Purchase Rate on such date.

          SECTION 3.2. Payment of Purchase Price. (a) The Purchase Price for the Receivables sold on the Closing Date shall be paid (i) by payment of $87,936,000 in immediately available funds and (ii) through an advance under the Subordinated Note (such advance and any advance thereunder as contemplated by Section 3.2(b), each an "Ad-vance") in the amount of $25,352,507.64.

          (b) The Purchase Price for the Receivables sold by the Seller on any date after the date hereof (each, a "Purchase Date") shall be paid either (i) in cash or (ii) if Purchaser does not have sufficient cash to pay the Purchase Price, subject to the next suc-ceeding sentence, by means of an Advance under the Subordinated Note or (iii) with the consent of the Seller, any combination of the foregoing. In the event the Purchaser does not have sufficient cash to pay the Purchase Price due on any Purchase Date, such insufficiency shall be evidenced by the making of an Advance on such Purchase Date in an original principal amount equal to such cash shortfall owed to the Seller; provided, however, that (i) at all times prior to December 31, 1997, the Seller and the Purchaser agree to act in good faith to minimize the amount of Advances made under the Subordinated Note so as to cause the Purchaser's Net Worth to be not less than 10% of the highest aggregate Outstanding Principal Balance of all Eligible Receivables shown on any Cycle Certificate delivered by the Servicer under the Transfer Agreement during the preceding twelve months and
(ii) from and after December 31, 1997, no Advance shall be made if immediately thereafter the Net Worth of the Purchaser would be less than 10% of the highest aggregate Outstanding Principal Balance of all Eligible Receivables shown on any Cycle Certificate delivered by the Servicer under the Transfer Agreement during the preceding twelve months. All Advances made by the Seller to the Purchaser shall be evidenced by a single subordinated note, duly executed on behalf of the Purchaser, in substantially the form of Exhibit B annexed hereto, delivered and payable to the Seller in a principal amount equal to $150,000,000 (the "Subordinated Note"). The Seller is hereby autho-rized by the Purchaser to endorse on the schedule attached to the Subordinated Note (or a continuation of such schedule attached thereto and made a part thereof) an appropriate notation evidencing the date and amount of each Advance, as well as the date and amount of each payment with respect thereto; provided, however, that the failure of any Person to make such a notation shall not affect any obligations of the Purchaser thereunder. Any such notation shall be conclusive and binding as to the date and amount of such Advance, or payment of prin-cipal or interest thereon, absent manifest error.

          (c) The terms and conditions of the Subordinated Note and all Advances thereunder shall be as follows:

                       (i) Repayment of Advances. All amounts paid by the Purchaser with respect to the Advances shall be allocated first to the repayment of accrued interest until all such interest is paid, and then to the outstanding principal amount of the Advances. Subject to the provisions of this Agreement, the Purchaser may borrow, repay and reborrow Advances on and after the date hereof and prior to the termination of this Agreement, subject to the terms, provisions and limitations set forth herein.

                       (ii) Interest. The Subordinated Note shall bear interest from its date on the outstanding principal balance thereof at a rate per annum equal to one month LIBOR as published in the Money Rates Section of The Wall Street Journal. Interest on each Advance shall be computed based on the number of days elapsed in a year of 360 days.

                       (iii) Sole and Exclusive Remedy/Subordination. The Purchaser shall be obligated to repay Advances to the Seller only to the extent of funds available to the Purchaser from Collections on the Receivables and, to the extent that such payments are insufficient to pay all amounts owing to the Seller under the Subordinated Note, the Seller shall not have any claim against the Purchaser for such amounts and no further or additional recourse shall be available against Purchaser. The Subordinated Note shall be fully subordinated to any rights of Enterprise, the Bank Investors and their permitted assigns pursuant to the Transfer Agreement, and shall not evidence any rights in the Receivables.

                       (iv) Offsets, etc. The Purchaser may offset any amount due and owing by the Seller against any amount due and owing by Purchaser to the Seller under the terms of the Subordinated Note.

                  SECTION 3.3. Monthly Report. On each Determination Date, the Seller shall deliver to the Purchaser a report covering the preceding Collection Period, substantially in the form of the Investor Report attached as Exhibit E to the Transfer Agreement, showing (i) the aggregate Purchase Price of Receivables acquired or generated by the Seller in the preceding Collection Period and (ii) the aggregate Outstanding Principal Balance of such Receivables that are Eligible Receivables as of the last day of such preceding Collection Period.


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                              ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES

                  SECTION 4.1. Seller's Representations and Warranties. The Seller represents and warrants to the Purchaser as of the Closing Date and shall be deemed to represent and warrant as of the date of the creation of any sale of any interest in Receivables to the Purchaser pursuant to this Agreement that:

                  (a) Corporate Existence and Power. The Seller is a corpo-ration duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Seller is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

                  (b) Corporate and Governmental Authorization; Contraven-tion. The execution, delivery and performance by the Seller of this Agreement are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof (except for the filing of UCC financing statements as required by this Agreement), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or Bylaws of the Seller or of any agreement, judg-ment, injunction, order, writ, decree or other instrument binding upon the Seller or result in the creation or imposition of any Adverse
Claim on the assets of the Seller or any of its Subsidiaries (except those created by this Agreement).

                  (c) Binding Effect. This Agreement will constitute the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bank-ruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

                  (d) Perfection. Immediately preceding the sale of the Re-ceivables and related property pursuant to this Agreement, the Seller was the owner of all of the Receivables, free and clear of all Adverse Claims. On or prior to the date of each sale of Receivables pursuant to this Agreement, all financing statements and other documents re-quired to be recorded or filed in order to perfect and protect the ownership interest of the Purchaser in and to the Receivables against all creditors of and purchasers from the Seller will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

                  (e) Accuracy of Information. All information heretofore furnished by the Seller to the Purchaser, the Agent, Enterprise and any Bank Investor for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Seller to the Purchaser, the Agent, Enterprise and any Bank Investor will be, true and accurate in every material respect, on the date such information is stated or certified.

                  (f) Tax Status. The Seller has filed all material tax re-turns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

                  (g) Action, Suits. Except as set forth in this Agreement, there are no actions, suits or proceedings pending, or to the knowl-edge of the Seller threatened, against or affecting the Seller or any Affiliate of the Seller or their respective properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

                  (h) Place of Business. The principal place of business and chief executive office of the Seller is located at Jackson, Mississippi, and the offices where the Seller keeps all its Records, are located at the address(es) described on Exhibit C hereto or such other locations notified to the Purchaser in accordance with this Agreement in jurisdictions where all action required by the terms of this Agreement has been taken and completed.

                  (i) Good Title. Upon the sale of the Receivables and related property to the Purchaser pursuant to this Agreement, the Purchaser shall acquire a valid and perfected first priority ownership interest in each Receivable (and in the Related Security, Collections and Proceeds with respect thereto) that exists on the date of this Agreement and in each Receivable thereafter owned by the Seller and in the Related Security, Collections and Proceeds with respect thereto until the Termination Date in each case free and clear of any Adverse Claim.

                  (j) Tradenames, Etc. As of the date hereof: (i) the Seller's chief executive office is located at the address for notices set forth in Section 9.3; (ii) the Seller has only the subsidiaries and divisions listed on Exhibit D hereto; and (iii) the Seller has, within the last five (5) years, operated only under the tradenames identified in Exhibit D hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title
11, United States Code (Bankruptcy), except as disclosed in Exhibit D hereto.

                  (k) Nature of Receivables. Each Receivable (x) represented by the Seller to be an Eligible Receivable, or (y) included in the calculation of the Net Receivables Balance in fact satisfies at such time the definition of "Eligible Receivable" set forth in the Transfer Agreement and is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended.

                  (l) Amount of Receivables. As of the Cut-Off Date, the aggregate Outstanding Principal Balance of the Receivables in exis-tence was at least $115,600,518.00.

                  (m) Credit Guidelines. Since January 9, 1997 there have been no material changes in the Credit Guidelines other than as permitted hereunder and under the Transfer Agreement. Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

                  (n) Collections and Servicing. Since November 2, 1996, there has been no material adverse change in the ability of the Seller to service and collect the Receivables.

                  (o) Not an Investment Company. The Seller is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                  (p) ERISA. Each of the Seller and its ERISA Affiliates is in compliance in all material respects with ERISA and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Re-ceivables.

                  (q) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box
Accounts at such Lock-Box Banks, are specified in Exhibit C to the Transfer Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Purchaser and the Agent and for which Lock-Box Agreements have been executed in accor-dance with Section 2.8(b) of the Transfer Agreement and delivered to the Servicer). All Obligors have been instructed to make payment to a Lock-Box Account and only Collections are deposited into the Lock-Box Accounts.

                  (r) Bulk Sales. No transaction contemplated by this Agreement requires compliance with any bulk sales act or similar law.

                  (s) Preference; Voidability. The Seller warrants that the conveyance of the applicable Receivables and Collections and Related Security to the Purchaser, and each such conveyance, shall not have been made for or on account of an antecedent debt owed by the Seller to the Purchaser and no such transfer is or may be voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101 et seq.), as amended.



                  SECTION 4.2. Reaffirmation of Representations and Warran-ties by the Seller; Notice of Breach. On each sale date, the Seller, by accepting the proceeds of such sale, shall be deemed to have certi-fied that all representations and warranties described in Section 4.1 are true and correct on and as of such day as though made on and as of such day. The representations and warranties set forth in Section 4.1 shall survive the conveyance of the Receivables to the Purchaser, and termination of the rights and obligations of the Purchaser and the Seller under this Agreement. Upon discovery by the Purchaser or the Seller of a breach of any of the foregoing representations and war-ranties, the party discovering such breach shall give prompt written notice to the other within three Business Days of such discovery.



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                               ARTICLE V

                        COVENANTS OF THE SELLER

                  SECTION 5.1. Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser that, for so long as this Agreement is in effect, and until all Receivables, an interest in which has been sold to the Purchaser pursuant hereto, shall have been paid in full or written-off as uncollectible, and all amounts owed by the Seller pursuant to this Agreement have been paid in full, unless the Purchaser otherwise consents in writing, the Seller covenants and agrees as follows:

                  (a) Conduct of Business. The Seller will, and will cause each of its Subsidiaries to, carry on and conduct its business in sub-stantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and will maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                  (b) Compliance with Laws. The Seller will, and will cause each of its Subsidiaries to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its properties may be subject.

                  (c) Furnishing of Information and Inspection of Records. The Seller will furnish to the Purchaser from time to time such infor-mation with respect to the Receivables as the Purchaser may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Principal Balance for each Receivable.
The Seller will at any time and from time to time during regular busi-ness hours permit the Purchaser, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Seller for the purpose of examining such Records, and to discuss matters relating to Receivables or the Seller's performance hereunder with any of the officers, direc-tors, employees or independent public accountants of the Seller having knowledge of such matters.

                  (d) Keeping of Records and Books of Account. The Seller will maintain a system of accounting established and administered in accordance with generally accepted accounting principles, consistently applied, and will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new
Receivable and all Collections of and adjustments to each existing Receivable). The Seller will give the Purchaser and the Agent notice of any material change in the administrative and operating procedures of the Seller referred to in the previous sentence.

                  (e) Performance and Compliance with Receivables and Accounts. The Seller at its expense will timely and fully perform and comply with all material provisions, covenants and other promises re-quired to be observed by it under the Accounts related to the Receiv-ables.

                  (f) Credit and Collection Policies. The Seller will comply in all material respects with the Credit Guidelines in regard to each Receivable and the related Account.

                  (g) Collections. The Seller shall instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Account.

                  (h) Collections Received. The Seller shall hold in trust, and deposit, immediately, but in any event not later than the close of business on the second Business Day following its receipt thereof, to a Lock-Box Account all Collections received from time to time by the Seller.

                  (i) Sale Treatment. The Seller agrees to treat this conveyance for all purposes (including, without limitation, tax and financial accounting purposes) as a sale and, to the extent any such reporting is required, shall report the transactions contemplated by this Agreement on all relevant books, records, tax returns, financial statements and other applicable documents as a sale of the Receivables to the Purchaser.

                  (j) ERISA. The Seller shall promptly give the Purchaser written notice upon becoming aware that the Seller or any of its Subsidiaries is not in compliance in all material respects with ERISA or that any ERISA lien on any of the Receivables exists.

                  SECTION 5.2. Negative Covenants of the Seller. During the term of this Agreement, unless the Agent and the Purchaser shall otherwise consent in writing:

                  (a) No Sales, Liens, Etc. Except as otherwise provided herein, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (x) any of the Receivables, the Related Security or Collections, (y) any goods (other than inventory), the sale of which may give rise to any Receivable, Related Security or Collections (sub-ject, in each case with respect to Related Security constituting re-turned inventory, to the applicable provisions of Section 9-306 of the Relevant UCC) or (z) upon or with respect to any account which concen-trates in a Lock-Box Bank (including any Lock-Box Account) to which any Collections of any Receivable are sent, or, in each case, assign any right to receive income in respect thereof. The Seller shall, and will cause each of its Subsidiaries to, specifically exclude from the property subject to any Adverse Claim granted on inventory any and all accounts receivable generated by sales of such inventory and the proceeds thereof and shall provide, upon the Purchaser's request, evi-dence satisfactory to the Purchaser that any such Adverse Claim (and each related UCC financing statement or other related filing) express-ly excludes any such accounts receivable. The Seller will provide the Purchaser and the Agent with a copy of any inventory financing agree-ment at least three Business Days prior to the effectiveness thereof.

                  (b) No Extension or Amendment of Receivables. The Seller will not extend, amend or otherwise modify the terms of any Receiv-able, or amend, modify or waive any term or condition of any Account related thereto, except as provided in Sections 5.2 and 6.2 of the Transfer Agreement.

                  (c) No Change in Business or Credit Guidelines. Except as provided in the Transfer Agreement, the Seller will not make any change in the character of its business or in the Credit Guidelines, which change might, in either case, impair the collectability of any substantial portion of the Receivables or otherwise result in a Material Adverse Effect.

                  (d) Change in Payment Instructions to Obligors. The Seller will not add or terminate, or make any change to, any Lock-Box
Account, except in accordance with the Transfer Agreement.

                  (e) Deposits to Lock-Box Accounts. The Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account, cash or cash proceeds other than Collections of Receivables.

                  (f) Change of Name, Etc. The Seller shall not change its name, identity or structure or location of its chief executive office, unless at least ten (10) days prior to the effective date of any such change the Seller delivers to the Purchaser and the Agent (i) such documents, instruments or agreements, including, without limitation, appropriate financing statements under the Relevant UCC, executed by the Seller necessary to reflect such change and to continue the perfection of the Purchaser's and any assignee's interest in the Receivables and (ii) new or revised Lock-Box Agreements which reflect such change and enable the Agent to exercise its rights under Section
2.8 of the Transfer Agreement.

                  (g) Separate Business. The Seller shall not: (i) fail to maintain separate books, financial statements, accounting records and other corporate documents from those of the Purchaser, (ii) commingle any of its assets or the assets of any of its Affiliates with those of the Purchaser, (iii) pay from its own assets any obligation or indebtedness of any kind incurred by the Purchaser, (iv) directly, or through any of its Affiliates, borrow funds or accept credit or guaranties from the Purchaser except pursuant to this Agreement in connection with the purchase of the Receivables.

                  SECTION 5.3. Indemnification. The Seller agrees to indem-nify, defend and hold the Purchaser harmless from and against any and all loss, liability, damage, judgment, claim, deficiency, or expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) to which the Purchaser or any assignee thereof may become subject insofar as such loss, liability, damage, judgment, claim, deficiency, or expense arises out of or is based upon a breach by the Seller of its representations, warranties and covenants con-tained herein, or any information certified in any schedule or certificate delivered by the Seller hereunder, being untrue in any material respect at any time. The obligations of the Seller under this Section 5.3 shall be considered to have been relied upon by the Purchaser, Enterprise and the Agent and shall survive the execution, delivery, performance and termination of this Agreement, regardless of any investigation made by the Purchaser, Enterprise or the Agent or on behalf of any of them.


                              ARTICLE VI

                         REPURCHASE OBLIGATION

                  SECTION 6.1.  Mandatory Repurchase.

                  (a) Breach of Warranty. If on any day any Receivable, which has been sold by the Seller hereunder and which has been reported by the Seller as an Eligible Receivable, shall fail to meet the conditions set forth in the definition of "Eligible Receivable" (except to the extent such conditions expressly relate to an earlier date) or for which any representation or warranty made herein in respect of such Receivable shall no longer be true, the Seller shall be deemed to have received on such day a Collection of such Receivable in full and shall on such day pay to the Purchaser an amount equal to the aggregate Outstanding Principal Balance of such Receivable;
provided that, prior to the Termination Date, such amount may be paid by a reduction in the Purchase Price paid to the Seller on the next occurring Purchase Date, unless the Purchaser is required to make a payment in respect of such breach pursuant to the Transfer Agreement.

                  (b) Reconveyance Under Certain Circumstances. The Seller agrees that, with respect to any Receivable sold hereunder, in the event of a breach of any of the representations and warranties set forth in Sections 4.1(e), 4.1(g), 4.1(h), 4.1(j), 4.1(l), 4.1(o),
4.1(p) or 4.1(q), the Seller shall accept the reconveyance of such Receivable upon receipt by the Seller of notice given in writing by the Purchaser and the Seller's failure to cure such breach within thirty (30) days (or, in the case of representations and warranties found in Sections 4.1(d), 4.1(i) or 4.1(t), within three (3) days) of such notice. In the event of a reconveyance under this Section
6.1(b), the Seller shall pay to the Purchaser in immediately available funds on such 30th day (or third day, if applicable) an amount equal to the Outstanding Principal Balance of any such Receivable; provided that, prior to the Termination Date, such amount may be paid by a reduction in the Purchase Price paid to the Seller on the next occurring Purchase Date, unless the Purchaser is required to make a payment in respect of such breach pursuant to the Transfer Agreement.

                  SECTION 6.2. Dilutions, Etc. The Seller agrees that if on any day the Outstanding Principal Balance of a Receivable sold by the Seller hereunder is either (x) reduced as a result of any defective, rejected or returned merchandise or services, any discount, credit, rebate, dispute, warranty claim, repossessed or returned goods, chargeback, allowance or any billing adjustment, or (y) reduced or canceled as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (z) any other downward adjustments to the balance of such Receivable without receiving
Collections therefor and prior to such Receivable becoming a Defaulted Receivable, then the Seller shall be deemed to have received on such day a collection of such Receivable in the amount of such reduction, cancellation or payment made by the Obligor and shall on such day pay to the Purchaser an amount equal to such reduction or cancellation;
provided that, prior to the Termination Date, such amount may be paid by a reduction in the Purchase Price paid to the Seller on the next occurring Purchase Date, unless the Purchaser is required to make a payment in respect of such breach pursuant to the Transfer Agreement.

                  SECTION 6.3 No Recourse. Except as otherwise provided in this Article VI, the purchase and sale of the Receivables under this Agreement shall be without recourse to the Seller.



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                              ARTICLE VII

                         CONDITIONS PRECEDENT

                  SECTION 7.1. Conditions to the Purchaser's Obligations Regarding Receivables. The obligations of the Purchaser to purchase the Receivables on the Closing date and any Purchase Date shall be subject to the satisfaction of the following conditions:

                  (a) All representations and warranties of the Seller con-tained in this Agreement shall be true and correct on the Closing Date and on each Purchase Date thereafter with the same effect as though such representations and warranties had been made on such date;

                  (b) All information concerning the Receivables provided to the Purchaser shall be true and correct in all material respects as of the Closing Date, in the case of any Receivables existing on the Clos-ing Date, or the Purchase Date, in the case of any Receivables created after the Closing Date;

                  (c) The Seller shall have substantially performed all other obligations required to be performed by the provisions of this Agree-ment;

                  (d) The Seller shall have filed or caused to be filed the financing statement(s) required to be filed pursuant to Section
2.1(b);

                  (e) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested; and

                  (f) On the Closing Date, the Seller shall deliver to the Purchaser and the Agent a Cycle Certificate as of the Cut-Off Date.


                             ARTICLE VIII

                         TERM AND TERMINATION

                  SECTION 8.1. Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until the date following the earlier of (i) the date desig-nated by the Purchaser or the Seller as the termination date at any time following sixty (60) day's written notice to the other (with a copy thereof to the Agent), (ii) the date on which the Agent declares a Termination Date pursuant to Section 7.2 of the Transfer Agreement,
(iii) the day on which a Reinvestment Termination Date shall occur under the Transfer Agreement unless the Transferred Interest shall have been assigned (or concurrently is so assigned) to the Bank In-vestors under Section 10.7 of the Transfer Agreement, (iv) upon the occurrence of an Event of Bankruptcy with respect to either the Pur-chaser or the Seller, (v) the close of business on the third Business
Day following a conveyance of Receivables to the Purchaser for which the Purchaser does not pay the Purchase Price in accordance with the provisions hereof, or (vi) the date on which either the Purchaser or the Seller becomes unable for any reason to purchase or re-purchase any Receivable in accordance with the provisions of this Agreement or defaults on its obligations hereunder, which default continues unremedied for more than thirty (30) days after written notice (any such date being a "Termination Date"); provided, however, that the termination of this Agreement pursuant to this Section 8.1 hereof shall not discharge any Person from any obligations incurred prior to such termination, including, without limitation, any obligations to make any payments with respect to the interest of the Purchaser in any Receivable sold prior to such termination.

                  SECTION 8.2. Effect of Termination. Following the termination of this Agreement pursuant to Section 8.1, the Seller shall not sell, and the Purchaser shall not purchase, any Receivables. No termination or rejection or failure to assume the executory obliga-tions of this Agreement in any Event of Bankruptcy with respect to the Seller or the Purchaser shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including, without limitation, pre-termination breaches of represen-tations and warranties by the Seller or the Purchaser. Without limiting the foregoing, prior to termination, the failure of the Seller to deliver computer records of Receivables or any reports regarding the Receivables shall not render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to
Article V or Section 9.1 of this Agreement render an executed sale executory.



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                              ARTICLE IX

                       MISCELLANEOUS PROVISIONS


                  SECTION 9.1. Amendment. This Agreement and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by the Purchaser and the Seller and consented to in writing by the Agent. Any reconveyance executed in accordance with the provisions hereof shall not be con-sidered amendments to this Agreement.

                  SECTION 9.2.  GOVERNING LAW; Submission to Jurisdiction.

                       (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSISSIPPI.

                       (b) The parties hereto hereby submit to the nonexclu-sive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in The
City of New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.
Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section
9.2 shall affect the right of the Purchaser to bring any other action or proceeding against the Seller or its property in the courts of other jurisdictions.

                  SECTION 9.3. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 9.3 and confirmation is received, (ii) if given by mail three Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 9.3.

                  (a)  in the case of the Purchaser:

                       Proffitt's Credit Corporation
                       300 South Fourth Street, Suite 1100
                       Las Vegas, Nevada  89101
                       Attn: Douglas E. Coltharp, President
                       Telephone:  (702) 598-3738
                       Telecopy:   (702) 598-3651

                  with a copy to Proffitt's, Inc.:

                       Proffitt's Inc.
                       3455 Highway 80 West
                       Jackson, Mississippi  39209
                       Telephone: (601) 968-4394
                       Telecopy: (601) 968-4354
                       Attn: Douglas E. Coltharp
                                           Executive Vice President and
                                           Chief Financial Officer

                  with a copy to:

                       NationsBank, N.A.
                       NationsBank Corporate Center
                       100 North Tryon Street
                       NC1-007-10-07
                       Charlotte, NC 28255
                       Attention: Michelle M. Heath NC1-007-10-07
                                             Structured Finances
                       Telephone: (704) 386-7922
                       Telecopy:  (704) 388-9169

                  (b)  in the case of the Seller:

                       MCRAE'S, INC.
                       3455 Highway 80 West
                       Jackson, Mississippi  39209
                       Telephone: (601) 968-4394
                       Telecopy: (601) 968-4354
                       Attn: Douglas E. Coltharp
                                           Executive Vice President and
                                           Chief Financial Officer

                  (c)  in the case of the Servicer:

                       MCRAE'S, INC.
                       3455 Highway 80 West
                       Jackson, Mississippi  39209
                       Telephone: (601) 968-4394
                       Telecopy: (601) 968-4354
                       Attn: Douglas E. Coltharp
                                           Executive Vice President and
                                           Chief Financial Officer

                       (with a copy to Proffitt's, Inc.)

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

                  SECTION 9.4. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agree-ment or any other Conveyance Paper shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                  SECTION 9.5. Assignment. This Agreement may not be assigned by the parties hereto, except that the Purchaser may assign its rights hereunder pursuant to the Transfer Agreement to the Agent, for the benefit of Enterprise and the Bank Investors, and that Enter-prise may assign any or all of its rights to any Liquidity Provider. The Purchaser hereby notifies (and the Seller hereby acknowledges that) the Purchaser, pursuant to the Transfer Agreement, has assigned its rights hereunder to the Agent. All rights of the Purchaser here-under may be exercised by the Agent or its assignees, to the extent of their respective rights pursuant to such assignments.

                  SECTION 9.6. Further Assurances. The Purchaser and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the Relevant UCC or other laws of any applicable jurisdiction.

                  SECTION 9.7. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

                  SECTION 9.8. Counterparts. This Agreement may be executed in two or more counterparts including telecopy transmission thereof
(and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  SECTION 9.9. Binding Effect; Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.
The Agent, on behalf of Enterprise and the Bank Investors, and any Li-quidity Provider is intended by the parties hereto to be a third-party beneficiary of this Agreement.

                  SECTION 9.10. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

                  SECTION 9.11. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                  SECTION 9.12. Exhibits. The schedules and exhibits referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.



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                  IN WITNESS WHEREOF, the Purchaser, the Seller and the
Servicer each have caused this Receivables Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.


                                 MCRAE'S, INC.,
                                   as Seller and Servicer


                                 By:
                                    Name:
                                    Title:


                                 PROFFITT'S CREDIT CORPORATION,
                                   as Purchaser


                                 By:
                                    Name:
                                    Title:


Acknowledged and agreed as
  of the date first above written:

ENTERPRISE FUNDING CORPORATION


By:_____________________________
   Name:
   Title:


NATIONSBANK, N.A., as Agent


By:_____________________________
   Name:
   Title:


                                                              EXHIBIT A


                       [FORM OF MONTHLY REPORT]



                                                              EXHIBIT B

                       FORM OF SUBORDINATED NOTE

                                                     __________________
                                                     _________ __, 199_

        FOR VALUE RECEIVED, the undersigned, PROFFITT'S CREDIT CORPORATION, a Nevada corporation (the "Maker"), hereby promises to pay to the order of MCRAE'S, INC. (the "Payee"), on _________, ____ or earlier as provided for in the Receivables Purchase Agreement dated as of the date hereof between the Maker and the Payee (as such agreement may from time to time be amended, supplemented or otherwise modified and in effect, the "Receivables Purchase Agree-ment"), the lesser of the principal sum of One Hundred and Fifty Million Dollars ($150,000,000.00) or the aggregate unpaid principal amount of all Advances to the Maker from the Payee pursuant to the terms of the Receivables Purchase Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date thereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate per annum set forth in the Receivables Purchase Agreement and shall be payable in arrears on the first day of each calendar month (or if any such day is not a Business Day, on the succeeding Busi-ness Day).

        The Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

        All borrowings evidenced by this Subordinated Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligation of the Maker to make payments of principal and interest in accordance with the terms of this Subordinated Note and the Receivables Purchase Agreement.

        The Maker shall have the right to prepay and, subject to the limitations set forth in the Receivables Purchase Agreement, reborrow Advances made to it without penalty or premium.

        This Subordinated Note is the Subordinated Note referred to in the Receivables Purchase Agreement, which, among other things, contains provisions for the subordination of this Subordinated Note to the rights of certain parties under the Transfer Agreement, all upon the terms and conditions therein specified.

        This Note shall be governed by, and construed in accordance with, the laws of the State of Mississippi.


                       PROFFITT'S CREDIT CORPORATION



                       By:
                       Name:
                       Title:

                                    Advances and Payments
              Amount of         Payments              Unpaid Principal        Name of Person
Date          Advance           Principal/Interest    Balance of Note         Making Notation
1/15/97       $25,352,507.64


                                                           EXHIBIT C

       LOCATION OF RECORDS, PRINCIPAL PLACE OF BUSINESS, ETC.

3455 Highway 80 West
Jackson, Mississippi 39209



                                                           EXHIBIT D

                          TRADENAMES, ETC.

                                None